UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report: August 6, 2008
Date of earliest event reported: July 31, 2008
Concho Resources Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33615	76-0818600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 West Texas Avenue, Suite 1300 Midland, Texas	79701
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (432) 683-7443
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     Registration Rights Agreement
     As previously disclosed, Concho Resources Inc. (the “Company”) entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) on June 5, 2008 with certain third-party investors (the “Purchasers”) to sell 8,302,894 shares of the Company’s common stock (the “Stock”) in a private placement (the “Private Placement”) for aggregate cash consideration of $250,000,138.34. All of the Purchasers were existing stockholders of the Company and the Company believes that certain of the Purchasers became greater than 5% stockholders of the Company after the closing of the Private Placement. The Stock was issued and sold simultaneously with the closing of the Company’s acquisition of Henry Petroleum LP and certain entities affiliated with Henry Petroleum LP (collectively “Henry”) on July 31, 2008 and the Company used the net proceeds from the Private Placement to finance a portion of the Henry Acquisition (as defined hereinafter). The Stock was issued and sold by the Company for a negotiated price of $30.11 per share in a private transaction exempt from registration under Section 4(2) of the Securities Act of 1933 (the “Securities Act”).
     As contemplated by the Purchase Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers on July 31, 2008, the closing date of the Private Placement. Pursuant to the Registration Rights Agreement, the Company agreed to file a registration statement within sixty (60) days of the Company first becoming eligible to file a registration statement on Form S-3 under the Securities Act; provided that in no event shall the date of such filing be later than November 1, 2008. In addition, the Registration Rights Agreement grants the Purchasers “piggyback” registration rights under certain circumstances and also includes customary provisions dealing with indemnification, contribution and allocation of expenses.
     The foregoing description is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated into this Current Report on Form 8-K by reference.
     Amended and Restated Credit Agreement
     On July 31, 2008, the Company entered into an amended and restated credit agreement (the “A&R Credit Agreement”), by and among JPMorgan Chase Bank, N.A. (“JPMorgan”), as Administrative Agent, Swing Line Lender and L/C Issuer, Bank of America, N.A., as Syndication Agent, Calyon New York Branch, ING Capital LLC and BNP Paribas, as Co-Documentation Agents, and certain other leaders party thereto. The A&R Credit Agreement amends and restates the Credit Agreement dated as of February 24, 2006 (the “Old Credit Agreement”), by and between the Company and JPMorgan as Administrative Agent and certain other leaders party thereto. The A&R Credit Agreement is a $1.2 billion, five-year revolving loan facility, which also includes a $50 million letter of credit facility and a $25 million swing line loan facility and is secured by a lien on substantially all of the assets of the Company. At the closing of the Henry Acquisition, the Company borrowed approximately $650 million under the A&R Credit Agreement and has approximately $300 million of availability remaining currently.
     The revolving loans bear interest at a rate equal to either (i) for ABR Loans (as defined in the A&R Credit Agreement), the Alternate Base Rate (as defined in the A&R Credit Agreement) plus the Applicable Margin (as defined in the A&R Credit Agreement) as determined by the portion of the borrowing base used at the issuance of such loan, or (ii) for Eurodollar Loans (as defined in the A&R Credit Agreement), the Adjusted LIBO Rate (as defined in the A&R Credit Agreement) plus the Applicable Margin (as defined in the A&R Credit Agreement) as determined by the portion of the borrowing base used at the issuance of such loan. The interest rate on outstanding amounts borrowed under the A&R Credit Agreement was 3.964% at August 1, 2008.
     Under the A&R Credit Agreement, the Company is obligated to comply with certain financial covenants requiring it to maintain a ratio of Consolidated Current Assets (as defined in the A&R Credit Agreement) to Consolidated Current Liabilities (as defined in the A&R Credit Agreement) of not less than 1.00 to 1.00, and a Consolidated Leverage Ratio (as defined in the A&R Credit Agreement) of not more than 4.00 to 1.00.
     In addition, the A&R Credit Agreement contains various covenants that limit, among other things, the Company’s ability to: incur indebtedness; grant liens; issue preferred stock; engage in certain mergers, consolidations, liquidations and dissolutions; engage in certain sales of assets; make distributions and dividends; enter into transactions with affiliates; and make certain acquisitions and investments. The A&R Credit Agreement also requires the Company to engage in a hedging program.
     If an event of default exists under the A&R Credit Agreement, the lenders will be able to accelerate the maturity of the credit facilities and exercise other rights and remedies. An event of default includes, among other things: nonpayment of principle when due; nonpayment of interest, fees or other amounts (subject to a three-day grace period for interests and fees and a five-day grace period for other amounts); material inaccuracy of representations and warranties; violation of covenants; cross-default to material indebtedness; bankruptcy events; certain ERISA events; material judgments; and a change in control over the Company.
     The foregoing description is qualified in its entirety by reference to the A&R Credit Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated into this Current Report on Form 8-K by reference.
Item 1.02 Termination of a Material Definitive Agreement.
     Termination of the Second Lien Term Loan Facility
     On July 31, 2008, the Company repaid the outstanding balance of approximately $110.9 million under the $200 million five year Second Lien Credit Agreement (the “Second Lien Credit Agreement”). The Second lien Credit Agreement, which was entered into on March 27, 2007 with Bank of America, N.A., as the administrative agent for the other lenders thereunder, bore interest at 7.75% at July 31, 2008 and was secured by a second lien on the same assets that secured the Company’s Old Credit Agreement. The Company repaid and terminated the Second Lien Credit Agreement in connection with the closing of the A&R Credit Agreement and incurred a prepayment penalty of approximately $2.2 million as a result.
Item 2.01 Completion of Acquisition or Disposition of Assets.

          On July 31, 2008, the Company closed the previously announced acquisition of Henry from James C. Henry, Paula Henry, Henry Securities, Ltd., Henchild LLC and Henry Family Investment Group and certain additional non-operated rights and interests in certain of Henry’s properties from Henry Heirs, Ltd., RCS1 Investments LLC, William R. Fair, Rodney Kim Harris, J&M Petroleum, DAVLIN LLC and JUSDY LLC for aggregate cash consideration of approximately $588.3 million (the “Henry Acquisition”). The properties acquired by the Company in the Henry Acquisition consist of oil and gas assets located in the Permian Basin of West Texas and Southeast New Mexico. The Henry Acquisition was funded through the combined proceeds of the Company’s approximately $250 million Private Placement and borrowings under the A&R Credit Facility.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth under Item 1.01 above is incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
     The information set forth under Item 1.01 above is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
          Since it is impracticable to provide the required financial statements for the entities acquired in the Henry Acquisition described in Item 2.01 at the time of this filing and no financials (audited or unaudited) are available at this time, the Company hereby confirms that it intends to file the required financial statements on or before October 20, 2008, by amendment to this Current Report on Form 8-K.
     (d) Exhibits.

Exhibit Number	Description
10.1	Registration Rights Agreement, dated July 31, 2008, by and between Concho Resources Inc. and the purchasers named therein.

10.2	Amended and Restated Credit Agreement, dated July 31, 2008, by and among Concho Resources Inc., JP Morgan Chase Bank, N.A., Bank of America, N.A., Calyon New York Branch, ING Capital LLC and BNP Paribas and certain other lenders party thereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCHO RESOURCES INC.
Date: August 6, 2008	By:	/s/ DAVID W. COPELAND
David W. Copeland
Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
10.1	Registration Rights Agreement, dated July 31, 2008, by and between Concho Resources Inc. and the purchasers named therein.

10.2	Amended and Restated Credit Agreement, dated July 31, 2008, by and among Concho Resources Inc., JP Morgan Chase Bank, N.A., Bank of America, N.A., Calyon New York Branch, ING Capital LLC and BNP Paribas and certain other lenders party thereto.